POWER OF ATTORNEY

We, the undersigned directors of Questar Gas Company, hereby severally constitute Ronald W. Jibson and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2009 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Gas Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2009 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature

Title

Date

/s/

Chairman of the Board

02/09/10

Keith O. Rattie

/s/

President and

02/09/10

Ronald W. Jibson

Chief Executive Officer

/s/

Director

02/09/10

Teresa Beck

/s/

Director

02/09/10

Robert E. McKee III

/s/

Director

02/09/10

Gary G. Michael

/s/

Director

02/09/10

Harris H. Simmons

/s/

Director

02/09/10

Bruce A. Williamson

BOARD\MEETING\10/FEB 8-9\QGC POA.DOCX